UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 2, 2007

Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	000-24597	84-1208770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5395 Pearl Parkway

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 442-5455

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information called for by this item is contained in Item 2.01, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 2, 2007, Carrier Access Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Mangrove Systems, Inc. (“Mangrove”). Pursuant to the Agreement, the Company agreed to acquire the IP networking product assets of Mangrove in exchange for $6.7 million in cash and a commitment to pay no more than $1.2 million of Mangrove’s outstanding liabilities as of the closing date (the “Transaction”). The Agreement contains customary representations, warranties, covenants and indemnification provisions for a transaction of this kind. A portion of the cash purchase price has been placed in an escrow account to satisfy Mangrove’s potential indemnification obligations to the Company. The Transaction closed on March 2, 2007.

The foregoing description of the Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for our quarter ended March 31, 2007.

The press release issued by the Company regarding the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission (“SEC”) by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed with the SEC by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Carrier Access Corporation, dated March 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION

Date: March 8, 2007	By:	/s/ GARY GATCHELL
Gary Gatchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 5, 2007